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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 5, 2005, in the Registration Statement (Form S-1 No. 333-          ) and related Prospectus of Chipotle Mexican Grill, Inc dated October 24, 2005.

/s/ Ernst & Young LLP
Denver, Colorado October 24, 2005

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Consent of Independent Registered Public Accounting Firm